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                                                                    EXHIBIT 23.2


                               CONSENT OF AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Thousand Trails, Inc. 2001 Stock Option and Restricted Stock Purchase Plan of our report dated September 5, 2002, with respect to the consolidated financial statement of Thousand Trails, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                               /s/ GRANT THORNTON LLP

December 19, 2002
Dallas, Texas